UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

SPHERE ENTERTAINMENT CO.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (725) 258-0001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	SPHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2025 (the “Separation Date”), Andrea Greenberg, the President & Chief Executive Officer of MSG Networks Inc. (“MSG Networks”), a subsidiary of Sphere Entertainment Co. (the “Company”), left MSG Networks following the expiration of her employment agreement on September 1, 2025.

Based on Ms. Greenberg’s service to the Company and MSG Networks, and subject to her execution and non-revocation of a release agreement with the Company and MSG Networks, the Company and MSG Networks have agreed to provide Ms. Greenberg with the following benefits in connection with her departure: (i) the vesting in full of Ms. Greenberg’s restricted stock units and performance stock units that are scheduled to vest on September 15, 2025, (ii) the payment of an amount equal to Ms. Greenberg’s 2025 target bonus in lieu of any amount payable under the Company’s Management Performance Incentive Plan with respect to the fiscal year ended December 31, 2025 and (iii) the waiver by the Company and MSG Networks of the non-compete covenant contained in Ms. Greenberg’s employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2025

SPHERE ENTERTAINMENT CO.
(Registrant)

By:	/s/ Mark C. Cresitello
	Name:	Mark C. Cresitello
	Title:	Senior Vice President, Deputy General Counsel and Secretary